Artisan Partners Asset Management Inc. Reports 2Q24 Results
Milwaukee, WI - July 23, 2024 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2024, and declared a quarterly dividend.
Chief Executive Officer Eric Colson said, "Since our founding in 1994, we have focused on areas where we see a combination of investment talent, attractive absolute returns, long-term demand from sophisticated clients, and market inefficiencies that allow talented investors to generate alpha. We started nearly 30 years ago in small, mid-cap, and international equities. As those capabilities matured, we created and launched multiple global equity strategies with broader mandates. In 2014, we entered fixed income in the high-yield market and more recently launched emerging markets debt. Throughout, we have focused on and established ourselves in smaller but robust markets where talent matters, differentiation is possible, and investors are willing to pay a premium for a premium outcome.

"As high-value added investing has evolved in the direction of alternatives and private assets, we have added degrees of freedom in our existing strategies and launched an array of new strategies with existing and new talent in less liquid and more alternative spaces. Today, we classify six of our investment strategies as alternatives or liquid alternatives: Antero Peak, Antero Peak Hedge, Credit Opportunities, China Post-Venture, and Global Unconstrained. In addition to these open-ended strategies, we have the closed-end Credit Dislocation strategy, which has successfully closed on $160 million of commitments.

"We have methodically developed our alternatives capabilities in the same way that we developed our other businesses. Our alternatives strategies are led by proven and time-tested leaders who are passionate about their asset classes, their philosophies and processes, and generating exceptional absolute and relative returns for clients. To manage these strategies, we have expanded our operational platform to support our investment teams with more instruments, markets, counterparties, vehicles, data and other resources. And we have remained patient, knowing that it takes time to develop the track records necessary for long-term business success.

"All five open-ended alternative strategies have performed well. All have generated compelling absolute returns, with the exception of the China Post-Venture strategy which we launched in April 2021 in front of what has turned out to be a significant drawdown across the board in China. Four of our five alternative strategies, including the China Post-Venture strategy, have generated meaningful outperformance relative to their benchmarks, averaging 548 basis points annually, since inception, net of fees. And the Credit Opportunities and Global Unconstrained strategies have provided the diversification and low correlation benefits sought by clients.

"As track records have lengthened and the alternative lineup has expanded, we have also invested more behind dedicated alternatives distribution. Furthermore, these early outcomes have created more opportunities to add additional alternative capabilities from both existing and external talent. Sharpening our distribution in alternatives and expanding our alternatives capabilities are high priorities for our firm and management team.

"Another area we have highlighted recently is the breadth of our emerging markets capabilities and the near- and medium-term opportunities that exist as investors reconsider emerging markets allocations. In June we onboarded an approximately $800 million account for our Sustainable Emerging Markets strategy, and in early July we onboarded an approximately $860 million account for our Emerging Markets Debt Opportunities strategy. Similar to our growing alternatives lineup, we have a compelling array of high-value added emerging markets strategies: Sustainable Emerging Markets, Developing World, China Post-Venture, Emerging Markets Debt Opportunities, and Emerging Markets Local Opportunities."

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$158.9	$160.4	$143.0	$158.9	$143.0
Average	158.6	154.2	139.3	156.3	137.4

Consolidated Financial Results (GAAP)
Revenues	$270.8	$264.4	$242.9	$535.2	$477.4
Operating income	86.6	77.7	76.7	164.3	145.0
Operating margin	32.0%	29.4%	31.6%	30.7%	30.4%
Net income attributable to Artisan Partners Asset Management Inc.	$57.6	$59.5	$53.6	$117.1	$104.4
Basic earnings per share	0.80	0.84	0.76	1.66	1.50
Diluted earnings per share	0.80	0.84	0.76	1.66	1.50

Adjusted[1] Financial Results
Adjusted operating income	$87.3	$81.6	$77.5	$168.9	$147.5
Adjusted operating margin	32.2%	30.9%	31.9%	31.6%	30.9%
Adjusted EBITDA[2]	$92.3	$86.3	$81.1	$178.6	$154.1
Adjusted net income	66.0	61.6	57.7	127.6	109.5
Adjusted net income per adjusted share	0.82	0.76	0.71	1.58	1.36

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1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

June 2024 Quarter Compared to March 2024 Quarter
AUM declined to $158.9 billion at June 30, 2024, a decrease of $1.5 billion, or 1%, compared to $160.4 billion at March 31, 2024, primarily due to $1.6 billion of net client cash outflows and $0.1 billion of Artisan Funds' distributions not reinvested, partially offset by $0.2 billion of market appreciation. For the quarter, average AUM increased 3% to $158.6 billion from $154.2 billion in the March 2024 quarter.
Revenues of $270.8 million in the June 2024 quarter increased $6.4 million, or 2%, from $264.4 million in the March 2024 quarter, primarily due to higher average AUM in the June 2024 quarter.
Operating expenses of $184.2 million in the June 2024 quarter decreased $2.5 million, or 1%, from $186.7 million in the March 2024 quarter due primarily to $3.7 million of lower seasonal compensation costs, which include employer funded retirement and health care contributions and payroll taxes, and the market valuation on compensation plans decreasing expense by $3.3 million, partially offset by a $3.0 million increase in incentive compensation.
GAAP operating margin was 32.0% in the June 2024 quarter, compared to 29.4% in the March 2024 quarter. Adjusted operating margin was 32.2% in the June 2024 quarter, compared to 30.9% in the March 2024 quarter.
Within non-operating income (expense), investment gains (losses) are comprised of net investment gains (losses) of consolidated and nonconsolidated investment products, including investments held to economically hedge compensation plans (collectively referred to as "investments in sponsored products"). Total investment gains, which include gains attributable to third party shareholders of consolidated investment products, were $3.5 million in the June 2024 quarter, compared to gains of $31.3 million in the March 2024 quarter. Artisan Partners' portion of the gains from investments in sponsored products was $0.8 million in the June 2024 quarter, compared to gains of $16.5 million in the March 2024 quarter.
GAAP net income was $57.6 million, or $0.80 per basic and diluted share, in the June 2024 quarter, compared to GAAP net income of $59.5 million, or $0.84 per basic and diluted share, in the March 2024 quarter. Adjusted net income was $66.0 million, or $0.82 per adjusted share, in the June 2024 quarter, compared to adjusted net income of $61.6 million, or $0.76 per adjusted share, in the March 2024 quarter.
June 2024 Quarter Compared to June 2023 Quarter
AUM at June 30, 2024 was $158.9 billion, up 11% from $143.0 billion at June 30, 2023. The change in AUM from the prior year quarter was primarily due to $20.5 billion of investment returns, partially offset by $3.9 billion of net client cash outflows and $0.7 billion of Artisan Funds' distributions not reinvested. Average AUM for the June 2024 quarter was $158.6 billion, 14% higher than average AUM for the June 2023 quarter.
Revenues of $270.8 million in the June 2024 quarter increased $27.9 million, or 11%, from $242.9 million in the June 2023 quarter, primarily due to higher average AUM.
Operating expenses of $184.2 million in the June 2024 quarter increased $18.0 million, or 11%, from $166.2 million in the June 2023 quarter, primarily due to a $10.9 million increase in incentive compensation driven by higher revenues, and a $3.3 million increase in long-term incentive compensation costs, which includes $1.9 million of additional expense from the retirement acceleration feature on 2024 grants.
GAAP operating margin was 32.0% in the June 2024 quarter, compared to 31.6% in the June 2023 quarter. Adjusted operating margin was 32.2% in the June 2024 quarter, compared to 31.9% in the June 2023 quarter.
Total investment gains, which include gains attributable to third party shareholders of consolidated investment products, were $3.5 million in the June 2024 quarter, compared to gains of $16.5 million in the June 2023 quarter. Artisan Partners' portion of the gains from investments in sponsored products was $0.8 million in the June 2024 quarter, compared to gains of $8.5 million in the June 2023 quarter.
GAAP net income was $57.6 million, or $0.80 per basic and diluted share, in the June 2024 quarter, compared to GAAP net income of $53.6 million, or $0.76 per basic and diluted share, in the June 2023 quarter. Adjusted net income was $66.0 million, or $0.82 per adjusted share, in the June 2024 quarter, compared to adjusted net income of $57.7 million, or $0.71 per adjusted share, in the June 2023 quarter.

Six Months Ended June 2024 Compared to Six Months Ended June 2023
AUM increased to $158.9 billion at June 30, 2024, an increase of 11% compared to $143.0 billion at June 30, 2023. Average AUM for the June 2024 six-month period was $156.3 billion, 14% higher than average AUM of $137.4 billion for the June 2023 six-month period.
Revenues of $535.2 million for the six months ended June 2024 increased $57.8 million, or 12%, from $477.4 million for the six months ended June 2023, primarily due to higher average AUM.
Operating expenses of $370.9 million for the six months ended June 2024 increased $38.5 million, or 12%, from $332.4 million for the six months ended June 2023, primarily due to a $21.4 million increase in incentive compensation driven by higher revenues, and an $8.1 million increase in long-term incentive compensation costs, which includes $4.0 million of additional expense from the retirement acceleration feature on 2024 grants.
GAAP operating margin was 30.7% for the six months ended June 2024, compared to 30.4% for the six months ended June 2023. Adjusted operating margin was 31.6% for the six months ended June 2024, compared to 30.9% for the six months ended June 2023.
Total investment gains, which include gains attributable to third party shareholders of consolidated investment products, were $34.8 million in the six months ended June 2024, compared to gains of $40.2 million for the six months ended June 2023. Artisan Partners' portion of the gains from investments in sponsored products was $17.3 million for the six months ended June 2024, compared to gains of $22.8 million for the six months ended June 2023.
GAAP net income was $117.1 million, or $1.66 per basic and diluted share, for the six months ended June 2024, compared to GAAP net income of $104.4 million, or $1.50 per basic and diluted share, for the six months ended June 2023. Adjusted net income was $127.6 million, or $1.58 per adjusted share, for the six months ended June 2024, compared to adjusted net income of $109.5 million, or $1.36 per adjusted share, for the six months ended June 2023.

Capital Management & Balance Sheet
Cash and cash equivalents were $195.4 million at June 30, 2024, compared to $141.0 million at December 31, 2023. During the June 30, 2024 quarter, the Company paid a variable quarterly dividend of $0.61 per share of Class A common stock with respect to the March 2024 quarter. The Company had total borrowings of $200.0 million at June 30, 2024 and December 31, 2023.
During the June 2024 quarter, limited partners of Artisan Partners Holdings did not exchange any common units for Class A common shares.
Total stockholders’ equity was $371.7 million at June 30, 2024, compared to $351.4 million at December 31, 2023. The Company had 69.9 million Class A common shares outstanding at June 30, 2024. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5x at June 30, 2024.
Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.71 per share of Class A common stock with respect to the June 2024 quarter. The variable quarterly dividend represents approximately 80% of the cash generated in the June 2024 quarter and will be paid on August 30, 2024, to shareholders of record as of the close of business on August 16, 2024. Based on our projections and subject to change, we expect some portion of the 2024 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter. We expect cash generation will generally equal adjusted net income plus long-term incentive compensation expense, less cash reserved for future franchise capital awards (which we expect will generally approximate 4% of investment management revenues each quarter), with additional adjustments made for certain other sources and uses of cash, including capital expenditures. After the end of the year, our board will consider payment of a special dividend.
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Conference Call
The Company will host a conference call on July 24, 2024, at 1:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, Jason Gottlieb, President, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10189333. A replay of the call will be available until July 31, 2024, at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 2923803. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions for whatever reason, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other matters that cause damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Assets Under Management (AUM) refers to the assets of pooled vehicles and separate accounts to which Artisan Partners provides services. Artisan Partners’ AUM as reported here includes assets for certain strategies for which Artisan Partners provides non-discretionary model portfolios to managed account sponsors, for which we earn only investment-related service fees. Such non-discretionary assets are reported on a lag not exceeding one quarter and represented $65 million in aggregate as of June 30, 2024 and $82 million and $56 million for the three months ended March 31, 2024, and June 30, 2023, respectively. Artisan's definition of AUM is not based on any definition of Assets Under Management contained in the ADV or in any of Artisan's fund management agreements.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Fees may be higher for certain pooled vehicles, and the composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Certain Artisan composite returns may be represented by a single account.
In these materials, we present Value Added, which is the difference between an Artisan strategy's average annual return and the return of its respective benchmark. We may also present Excess Returns (alpha), which are an estimate of the amount in dollars by which Artisan's investment strategies have outperformed or underperformed their respective benchmark. Excess Returns are calculated by (i) multiplying a strategy's beginning-of-year AUM by the difference between the returns (in basis points) of the strategy (gross of fees, unless otherwise indicated) and the benchmark for the ensuing year and (ii) summing all strategies' Excess Returns for each year calculated. Market Returns include all changes in AUM not included in Excess Returns, client cash flows and Artisan Funds distributions not reinvested. The benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is generally the market index most commonly used by our clients to compare the performance of the relevant strategy. For certain strategies that are managed for absolute return, the benchmark used for purposes of presenting a strategy’s performance and calculating Value Added and Excess Returns is the index used by the Company’s management to evaluate the performance of the strategy. Prior to the quarter ended June 30, 2024, the Global Discovery strategy used the MSCI ACWI Index. Beginning with the quarter ended June 30, 2024, the Global Discovery strategy uses the MSCI ACWI Small Mid Index.

Composites / Indexes used for the comparison calculations described are: Non-U.S. Growth Strategy / International Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy-MSCI ACWI Index; Global Discovery Strategy: MSCI ACWI Small Mid Index; Non-U.S. Small-Mid Growth Strategy-MSCI ACWI ex-USA Small Mid Index; U.S. Mid-Cap Growth Strategy-Russell Midcap Growth® Index; U.S. Mid-Cap Value Strategy-Russell Midcap Value® Index; U.S. Small-Cap Growth Strategy-Russell 2000 Growth® Index; Value Equity Strategy-Russell 1000 Value® Index; Developing World Strategy / Sustainable Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-ICE BofA US High Yield Index; Credit Opportunities Strategy-ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index; Antero Peak Strategy / Antero Peak Hedge Strategy / Select Equity Strategy / Value Income Strategy-S&P 500® Index; International Explorer Strategy-MSCI All Country World Ex USA Small Cap Index; China Post-Venture Strategy-MSCI China SMID Cap Index; Floating Rate Strategy-Credit Suisse Leveraged Loan Total Return Index; Global Unconstrained Strategy-ICE BofA 3-Month U.S. Treasury Bill Index; Emerging Markets Debt Opportunities Strategy-J.P. Morgan EMB Hard Currency/Local Currency 50-50 Index; Emerging Markets Local Opportunities Strategy - J.P. Morgan GBI-EM Global Diversified Index. Where applicable, composite returns have been included for the following discontinued strategies and their indexes: Global Small-Cap Growth Strategy (Jul 1, 2013-Dec 31, 2016)-MSCI ACWI Small Cap Index; U.S. Small-Cap Value Strategy (Jun 1, 1997-Apr 30, 2016)-Russell 2000® Index; Non-U.S. Small-Cap Growth Strategy (Jan 1, 2002-Nov 30, 2018)-MSCI EAFE Small Cap Index. Index returns do not reflect the payment of fees and expenses. An investment cannot be made directly in an Artisan Partners composite or a market index and the aggregated results are hypothetical.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service. The funds and strategies may not be available to all investors in all jurisdictions.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
866.632.1770
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$170.2	$165.5	$151.6	$335.7	$296.2
Separate accounts and other	100.5	98.9	91.3	199.4	181.1
Performance fees	0.1	—	—	0.1	0.1
Total revenues	270.8	264.4	242.9	535.2	477.4

Operating expenses
Compensation and benefits	146.8	149.9	130.4	296.7	261.9
Distribution, servicing and marketing	6.4	6.4	6.0	12.8	11.6
Occupancy	7.5	7.3	7.3	14.8	14.3
Communication and technology	13.1	13.5	13.0	26.6	25.4
General and administrative	10.4	9.6	9.5	20.0	19.2
Total operating expenses	184.2	186.7	166.2	370.9	332.4
Operating income	86.6	77.7	76.7	164.3	145.0
Interest expense	(2.2)	(2.1)	(2.1)	(4.3)	(4.2)
Interest income on cash and cash equivalents and other	2.1	1.8	1.2	3.9	1.7
Net investment gain (loss) of consolidated investment products	3.3	19.2	13.5	22.5	28.4
Net investment gain (loss) of nonconsolidated investment products	0.2	12.1	3.0	12.3	11.8
Total non-operating income (expense)	3.4	31.0	15.6	34.4	37.7
Income before income taxes	90.0	108.7	92.3	198.7	182.7
Provision for income taxes	18.7	22.0	18.5	40.7	37.1
Net income before noncontrolling interests	71.3	86.7	73.8	158.0	145.6
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	11.5	12.9	12.2	24.4	24.2
Less: Net income (loss) attributable to noncontrolling interests - consolidated investment products	2.2	14.3	8.0	16.5	17.0
Net income attributable to Artisan Partners Asset Management Inc.	$57.6	$59.5	$53.6	$117.1	$104.4

Basic earnings per share - Class A common shares	$0.80	$0.84	$0.76	$1.66	$1.50
Diluted earnings per share - Class A common shares	$0.80	$0.84	$0.76	$1.66	$1.50

Average shares outstanding
Class A common shares	65.0	64.3	63.5	64.6	63.4
Participating unvested restricted share-based awards	5.5	5.5	5.6	5.5	5.6
Total average shares outstanding	70.5	69.8	69.1	70.1	69.0

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$57.6	$59.5	$53.6	$117.1	$104.4
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	11.5	12.9	12.2	24.4	24.2
Add back: Provision for income taxes	18.7	22.0	18.5	40.7	37.1
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	0.7	3.9	0.8	4.6	2.5
Add back: Net investment (gain) loss of investment products attributable to APAM	(0.8)	(16.5)	(8.5)	(17.3)	(22.8)
Less: Adjusted provision for income taxes	21.7	20.2	18.9	41.9	35.9
Adjusted net income (Non-GAAP)	$66.0	$61.6	$57.7	$127.6	$109.5

Average shares outstanding
Class A common shares	65.0	64.3	63.5	64.6	63.4

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.6	5.6	5.7	5.6	5.7
Artisan Partners Holdings LP units outstanding (noncontrolling interest)	10.4	10.9	11.5	10.7	11.5
Adjusted shares	81.0	80.8	80.7	80.9	80.6

Basic earnings per share (GAAP)	$0.80	$0.84	$0.76	$1.66	$1.50
Diluted earnings per share (GAAP)	$0.80	$0.84	$0.76	$1.66	$1.50
Adjusted net income per adjusted share (Non-GAAP)	$0.82	$0.76	$0.71	$1.58	$1.36

Operating income (GAAP)	$86.6	$77.7	$76.7	$164.3	$145.0
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	0.7	3.9	0.8	4.6	2.5
Adjusted operating income (Non-GAAP)	$87.3	$81.6	$77.5	$168.9	$147.5

Operating margin (GAAP)	32.0%	29.4%	31.6%	30.7%	30.4%
Adjusted operating margin (Non-GAAP)	32.2%	30.9%	31.9%	31.6%	30.9%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$57.6	$59.5	$53.6	$117.1	$104.4
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	11.5	12.9	12.2	24.4	24.2
Add back: Compensation expense (reversal) related to market valuation changes in compensation plans	0.7	3.9	0.8	4.6	2.5
Add back: Net investment (gain) loss of investment products attributable to APAM	(0.8)	(16.5)	(8.5)	(17.3)	(22.8)
Add back: Interest expense	2.2	2.1	2.1	4.3	4.2
Add back: Provision for income taxes	18.7	22.0	18.5	40.7	37.1
Add back: Depreciation and amortization	2.4	2.4	2.4	4.8	4.5
Adjusted EBITDA (Non-GAAP)	$92.3	$86.3	$81.1	$178.6	$154.1

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, and (3) net investment gain (loss) of investment products. These adjustments also remove the non-operational complexities of the Company’s structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, and (3) net investment gain (loss) of investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state and local income statutory tax rates. The adjusted tax rate was 24.7% for all periods presented.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans.
•Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income, adjusted net income, and adjusted EBITDA. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated sponsored investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from adjusted net income.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$195.4	$141.0
Accounts receivable	111.0	101.2
Investment securities	201.2	150.5
Deferred tax assets	428.5	436.5
Assets of consolidated investment products	413.8	414.9
Operating lease assets	91.2	94.7
Other	64.2	67.1
Total assets	$1,505.3	$1,405.9

Liabilities and equity
Accounts payable, accrued expenses, and other	$162.3	$77.7
Borrowings	199.3	199.3
Operating lease liabilities	109.2	113.4
Amounts payable under tax receivable agreements	347.7	364.0
Liabilities of consolidated investment products	38.7	47.7
Total liabilities	857.2	802.1

Redeemable noncontrolling interests	276.4	252.4
Total stockholders’ equity	371.7	351.4
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,505.3	$1,405.9

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2024	2024	2023	2024	2023

Beginning assets under management	$160,384	$150,167	$138,498	6.8%	15.8%
Gross client cash inflows	5,604	6,186	4,750	(9.4)%	18.0%
Gross client cash outflows	(7,214)	(6,709)	(5,857)	(7.5)%	(23.2)%
Net client cash flows	(1,610)	(523)	(1,107)	(207.8)%	(45.4)%
Artisan Funds' distributions not reinvested[1]	(91)	(85)	(68)	(7.1)%	(33.8)%
Investment returns and other	204	10,825	5,666	(98.1)%	(96.4)%
Ending assets under management	$158,887	$160,384	$142,989	(0.9)%	11.1%
Average assets under management	$158,579	$154,158	$139,323	2.9%	13.8%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2024	2023		2023

Beginning assets under management	$150,167	$127,892		17.4%
Gross client cash inflows	11,790	10,288		14.6%
Gross client cash outflows	(13,922)	(12,626)		(10.3)%
Net client cash flows	(2,132)	(2,338)		8.8%
Artisan Funds' distributions not reinvested[1]	(176)	(115)		(53.0)%
Investment returns and other	11,028	17,550		(37.2)%
Ending assets under management	$158,887	$142,989		11.1%
Average assets under management	$156,347	$137,360		13.8%

1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team
	Growth	Global Equity	U.S. Value	International Value	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Total
June 30, 2024
Beginning assets under management	$41,311	$14,259	$7,519	$43,262	$27,645	$1,042	$10,640	$3,837	$2,245	$7,390	$1,234	$160,384
Gross client cash inflows	706	216	129	1,446	588	846	1,047	157	127	194	148	5,604
Gross client cash outflows	(2,470)	(808)	(137)	(1,661)	(852)	(43)	(560)	(180)	(225)	(274)	(4)	(7,214)
Net client cash flows	(1,764)	(592)	(8)	(215)	(264)	803	487	(23)	(98)	(80)	144	(1,610)
Artisan Funds' distributions not reinvested[1]	—	—	—	—	—	—	(91)	—	—	—	—	(91)
Investment returns and other	(630)	(172)	(245)	698	412	12	129	183	89	(268)	(4)	204
Ending assets under management	$38,917	$13,495	$7,266	$43,745	$27,793	$1,857	$11,165	$3,997	$2,236	$7,042	$1,374	$158,887
Average assets under management	$39,539	$13,727	$7,273	$43,749	$27,794	$1,088	$10,850	$3,890	$2,245	$7,095	$1,329	$158,579

March 31, 2024
Beginning assets under management	$38,546	$13,725	$7,057	$41,009	$25,670	$917	$9,683	$3,453	$2,101	$7,151	$855	$150,167
Gross client cash inflows	895	132	138	1,910	793	123	1,352	188	92	203	360	6,186
Gross client cash outflows	(2,114)	(906)	(206)	(1,545)	(723)	(44)	(468)	(190)	(267)	(243)	(3)	(6,709)
Net client cash flows	(1,219)	(774)	(68)	365	70	79	884	(2)	(175)	(40)	357	(523)
Artisan Funds' distributions not reinvested[1]	—	—	—	—	—	—	(85)	—	—	—	—	(85)
Investment returns and other	3,984	1,308	530	1,888	1,905	46	158	386	319	279	22	10,825
Ending assets under management	$41,311	$14,259	$7,519	$43,262	$27,645	$1,042	$10,640	$3,837	$2,245	$7,390	$1,234	$160,384
Average assets under management	$39,727	$13,890	$7,177	$41,845	$26,450	$963	$10,135	$3,627	$2,225	$7,163	$956	$154,158

June 30, 2023
Beginning assets under management	$37,082	$14,415	$6,361	$34,561	$22,879	$838	$8,078	$3,740	$3,287	$7,175	$82	$138,498
Gross client cash inflows	931	185	66	1,841	579	29	668	169	103	152	27	4,750
Gross client cash outflows	(1,226)	(801)	(172)	(1,030)	(852)	(26)	(643)	(393)	(509)	(205)	—	(5,857)
Net client cash flows	(295)	(616)	(106)	811	(273)	3	25	(224)	(406)	(53)	27	(1,107)
Artisan Funds' distributions not reinvested[1]	—	—	—	—	—	—	(68)	—	—	—	—	(68)
Investment returns and other	1,799	118	393	1,414	1,368	32	163	56	248	70	5	5,666
Ending assets under management	$38,586	$13,917	$6,648	$36,786	$23,974	$873	$8,198	$3,572	$3,129	$7,192	$114	$142,989
Average assets under management	$36,995	$14,174	$6,427	$35,447	$23,269	$846	$8,160	$3,540	$3,246	$7,114	$105	$139,323

______________________________________
1 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and Other [1]	Total
June 30, 2024
Beginning assets under management	$77,414	$82,970	$160,384
Gross client cash inflows	3,377	2,227	5,604
Gross client cash outflows	(4,007)	(3,207)	(7,214)
Net client cash flows	(630)	(980)	(1,610)
Artisan Funds' distributions not reinvested[2]	(91)	—	(91)
Investment returns and other	292	(88)	204
Ending assets under management	$76,985	$81,902	$158,887
Average assets under management	$77,008	$81,571	$158,579

March 31, 2024
Beginning assets under management	$72,763	$77,404	$150,167
Gross client cash inflows	4,630	1,556	6,186
Gross client cash outflows	(4,382)	(2,327)	(6,709)
Net client cash flows	248	(771)	(523)
Artisan Funds' distributions not reinvested[2]	(85)	—	(85)
Investment returns and other	4,488	6,337	10,825
Ending assets under management	$77,414	$82,970	$160,384
Average assets under management	$74,590	$79,568	$154,158

June 30, 2023
Beginning assets under management	$66,979	$71,519	$138,498
Gross client cash inflows	3,610	1,140	4,750
Gross client cash outflows	(3,744)	(2,113)	(5,857)
Net client cash flows	(134)	(973)	(1,107)
Artisan Funds' distributions not reinvested[2]	(68)	—	(68)
Investment returns and other	2,367	3,299	5,666
Ending assets under management	$69,144	$73,845	$142,989
Average assets under management	$67,330	$71,993	$139,323

1 Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team
	Growth	Global Equity	U.S. Value	International Value	Global Value	Sustainable Emerging Markets	Credit	Developing World	Antero Peak Group	International Small-Mid	EMsights Capital Group	Total
June 30, 2024
Beginning assets under management	$38,546	$13,725	$7,057	$41,009	$25,670	$917	$9,683	$3,453	$2,101	$7,151	$855	$150,167
Gross client cash inflows	1,601	348	267	3,356	1,381	969	2,399	345	219	397	508	11,790
Gross client cash outflows	(4,583)	(1,714)	(343)	(3,206)	(1,575)	(87)	(1,028)	(370)	(492)	(517)	(7)	(13,922)
Net client cash flows	(2,982)	(1,366)	(76)	150	(194)	882	1,371	(25)	(273)	(120)	501	(2,132)
Artisan Funds' distributions not reinvested[2]	—	—	—	—	—	—	(176)	—	—	—	—	(176)
Investment returns and other	3,353	1,136	285	2,586	2,317	58	287	569	408	11	18	11,028
Ending assets under management	$38,917	$13,495	$7,266	$43,745	$27,793	$1,857	$11,165	$3,997	$2,236	$7,042	$1,374	$158,887
Average assets under management	$39,624	$13,806	$7,223	$42,794	$27,119	$1,026	$10,492	$3,758	$2,235	$7,128	$1,142	$156,347

June 30, 2023
Beginning assets under management	$33,977	$13,871	$6,088	$30,210	$21,767	$873	$7,140	$3,466	$3,676	$6,752	$72	$127,892
Gross client cash inflows	1,724	526	111	4,192	928	46	1,743	357	268	359	34	$10,288
Gross client cash outflows	(2,338)	(1,719)	(344)	(2,099)	(2,178)	(159)	(1,083)	(1,049)	(1,168)	(489)	—	(12,626)
Net client cash flows	(614)	(1,193)	(233)	2,093	(1,250)	(113)	660	(692)	(900)	(130)	34	$(2,338)
Artisan Funds' distributions not reinvested[2]	—	—	—	—	—	—	(115)	—	—	—	—	$(115)
Investment returns and other	5,223	1,239	793	4,483	3,457	113	513	798	353	570	8	$17,550
Ending assets under management	$38,586	$13,917	$6,648	$36,786	$23,974	$873	$8,198	$3,572	$3,129	$7,192	$114	$142,989
Average assets under management	$36,516	$14,279	$6,406	$34,158	$22,913	$885	$7,936	$3,647	$3,435	$7,095	$90	$137,360

______________________________________
1Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Vehicle
	Artisan Funds & Artisan Global Funds	Separate Accounts and other [1]	Total
June 30, 2024
Beginning assets under management	$72,763	$77,404	$150,167
Gross client cash inflows	8,007	3,783	11,790
Gross client cash outflows	(8,389)	(5,533)	(13,922)
Net client cash flows	(382)	(1,750)	(2,132)
Artisan Funds' distributions not reinvested[2]	(176)	—	(176)
Investment returns and other	4,780	6,248	11,028
Ending assets under management	$76,985	$81,902	$158,887
Average assets under management	$75,790	$80,557	$156,347

June 30, 2023
Beginning assets under management	$60,811	$67,081	$127,892
Gross client cash inflows	7,981	2,307	10,288
Gross client cash outflows	(7,633)	(4,993)	(12,626)
Net client cash flows	348	(2,686)	(2,338)
Artisan Funds' distributions not reinvested[2]	(115)	—	(115)
Investment returns and other	8,100	9,450	17,550
Ending assets under management	$69,144	$73,845	$142,989
Average assets under management	$66,135	$71,225	$137,360

______________________________________
1Separate accounts and other consists of AUM we manage in or through vehicles other than Artisan Funds and Artisan Global Funds. This AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, and in our own private funds.
2 Artisan Funds' distributions not reinvested represents the amount of income and capital gain distributions that were not reinvested in the Artisan Funds.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2024
(unaudited)

	Composite Inception Date							Average Annual Value-Added [2] Since Inception (bps)
		Strategy AUM (in $MM)	Average Annual Total Returns (%)
Investment Team and Strategy			1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$21,531	21.19%	2.01%	12.21%	11.88%	11.20%	458
MSCI All Country World Index			19.38%	5.43%	10.74%	8.43%	6.62%
Global Discovery Strategy[3]	9/1/2017	$1,595	13.37%	(1.26)%	11.04%	---	12.88%	645
MSCI All Country World Small Mid Index			10.71%	(0.34)%	7.06%	---	6.43%
U.S. Mid-Cap Growth Strategy	4/1/1997	$12,672	11.25%	(4.73)%	9.21%	10.34%	14.22%	462
Russell Midcap® Index			12.88%	2.37%	9.45%	9.04%	10.13%
Russell Midcap® Growth Index			15.05%	(0.08)%	9.92%	10.51%	9.60%
U.S. Small-Cap Growth Strategy	4/1/1995	$3,119	6.58%	(8.26)%	6.14%	10.32%	10.40%	284
Russell 2000® Index			10.06%	(2.58)%	6.93%	7.00%	8.75%
Russell 2000® Growth Index			9.14%	(4.86)%	6.16%	7.38%	7.56%
Global Equity Team
Global Equity Strategy	4/1/2010	$344	22.38%	0.42%	8.94%	9.85%	11.70%	264
MSCI All Country World Index			19.38%	5.43%	10.74%	8.43%	9.06%
Non-U.S. Growth Strategy	1/1/1996	$12,981	14.58%	1.88%	5.93%	5.08%	9.45%	444
MSCI EAFE Index			11.54%	2.89%	6.46%	4.33%	5.01%
China Post-Venture Strategy	4/1/2021	$170	5.65%	(15.86)%	---	---	(11.46)%	619
MSCI China SMID Cap Index			(9.30)%	(20.38)%	---	---	(17.65)%
U.S. Value Team
Value Equity Strategy	7/1/2005	$4,555	15.20%	8.46%	13.47%	9.96%	9.54%	172
Russell 1000® Index			23.88%	8.73%	14.59%	12.50%	10.45%
Russell 1000® Value Index			13.06%	5.52%	9.00%	8.22%	7.82%
U.S. Mid-Cap Value Strategy	4/1/1999	$2,696	9.05%	3.96%	8.74%	7.02%	11.86%	248
Russell Midcap® Index			12.88%	2.37%	9.45%	9.04%	9.43%
Russell Midcap® Value Index			11.98%	3.65%	8.49%	7.60%	9.38%
Value Income Strategy	3/1/2022	$15	11.08%	---	---	---	3.03%	(871)
S&P 500 Index			24.56%	---	---	---	11.74%
International Value Team
International Value Strategy	7/1/2002	$43,419	15.18%	8.24%	11.96%	8.01%	11.75%	563
MSCI EAFE Index			11.54%	2.89%	6.46%	4.33%	6.12%
International Explorer Strategy	11/1/2020	$326	15.06%	4.59%	---	---	15.67%	806
MSCI All Country World Index Ex USA Small Cap (Net)			11.26%	(1.45)%	---	---	7.61%
Global Value Team
Global Value Strategy	7/1/2007	$27,469	20.10%	7.38%	10.69%	8.63%	9.07%	281
MSCI All Country World Index			19.38%	5.43%	10.74%	8.43%	6.26%
Select Equity Strategy	3/1/2020	$324	20.21%	6.33%	---	---	13.17%	(390)
S&P 500 Index			24.56%	10.00%	---	---	17.07%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$1,857	11.69%	(5.22)%	4.19%	4.99%	5.37%	80
MSCI Emerging Markets Index			12.55%	(5.06)%	3.09%	2.79%	4.57%
Credit Team
High Income Strategy	4/1/2014	$10,847	12.16%	3.69%	6.48%	6.78%	6.88%	252
ICE BofA US High Yield Index			10.45%	1.64%	3.73%	4.21%	4.36%
Credit Opportunities Strategy	7/1/2017	$238	21.87%	11.03%	15.75%	---	13.36%	1,115
ICE BofA US Dollar 3-Month Deposit Offered Rate Constant Maturity Index			5.50%	3.01%	2.27%	---	2.21%
Floating Rate Strategy	1/1/2022	$80	11.49%	---	---	---	6.95%	53
Credit Suisse Leveraged Loan Total Return Index			11.04%	---	---	---	6.42%
Developing World Team
Developing World Strategy	7/1/2015	$3,997	22.12%	(8.18)%	10.70%	---	10.97%	726
MSCI Emerging Markets Index			12.55%	(5.06)%	3.09%	---	3.71%

Exhibit 7

Antero Peak Group
Antero Peak Strategy	5/1/2017	$2,026	25.67%	6.95%	14.10%	---	18.48%	425
S&P 500 Index			24.56%	10.00%	15.03%	---	14.23%
Antero Peak Hedge Strategy	11/1/2017	$210	24.32%	5.76%	11.38%	---	12.92%	(97)
S&P 500 Index			24.56%	10.00%	15.03%	---	13.89%
International Small-Mid Team
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$7,042	3.68%	(4.92)%	6.68%	---	10.30%	344
MSCI All Country World Index Ex USA Small Mid Cap			10.30%	(1.65)%	5.05%	---	6.86%
EMsights Capital Group
Global Unconstrained Strategy	4/1/2022	$631	9.78%	---	---	---	10.78%	675
ICE BofA 3-Month Treasury Bill Index			5.40%	---	---	---	4.03%
Emerging Markets Debt Opportunities Strategy	5/1/2022	$123	9.69%	---	---	---	12.54%	807
J.P. Morgan EMB Hard Currency/Local Currency 50-50 Index			4.92%	---	---	---	4.47%
Emerging Markets Local Opportunities Strategy	8/1/2022	$620	1.01%	---	---	---	8.76%	277
J.P. Morgan GBI-EM Global Diversified Index			0.67%	---	---	---	5.99%

Total Assets Under Management		$158,887
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including pooled investment vehicles, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 15% of our assets under management at June 30, 2024, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 Value-added is the amount, in basis points, by which the average annual gross composite return of each of our strategies has outperformed or underperformed its respective benchmark. See Forward-Looking Statements and Other Disclosures for further information on the benchmark indexes used. Value-added for periods less than one year is not annualized.
3 Effective in the quarter ended June 30, 2024, the Global Discovery strategy changed its benchmark from the MSCI All Country World Index to the MSCI All Country World Small Mid Index. All periods presented reflect the return of the new benchmark.